Exhibit 99.1

SAKS INCORPORATED ANNOUNCES NOVEMBER

COMPARABLE STORE SALES

	Contact:	Julia Bentley
FOR IMMEDIATE RELEASE		(865) 981-6243 www.saksincorporated.com

New York, New York (December 1, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $277.1 million for the four weeks ended November 26, 2011 compared to $254.9 million for the four weeks ended November 27, 2010, an 8.7% increase. Comparable store sales increased 9.3% for the month.

For November, the strongest categories at Saks Fifth Avenue stores included women’s and men’s contemporary apparel, handbags, fine jewelry, men’s shoes, cosmetics, and fragrances. Saks Direct performed well during the month.

On a year-to-date basis, for the ten months ended November 26, 2011, owned sales totaled $2,327.6 million compared to $2,144.7 million for the prior year ten months ended November 27, 2010, an 8.5% increase. Comparable store sales increased 10.2% for the ten months.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 61 Saks OFF 5TH stores, and saks.com.

####